FRONTIER FINANCIAL CORPORATION
332 SW EVERETT MALL WAY
P.O. BOX 2215
EVERETT, WASHINGTON 98213
(425) 514-0731

INFORMATION STATEMENT TO SHAREHOLDERS —

REVERSE STOCK SPLIT

The Board of Directors of Frontier Financial Corporation, a Washington corporation (the “Corporation” or “we”), unanimously adopted resolutions giving us the authority to file Articles of Amendment (the “Articles of Amendment”) to amend the Corporation’s Articles of Incorporation (the “Articles of Incorporation”) to effect a one-for-ten reverse stock split of the Corporation’s no par value common stock.

The Articles of Amendment were filed with the Secretary of State of the State of Washington and became effective as of 5:00 p.m., Pacific Time, on November 24, 2009 (the “Effective Time”). As a result of the reverse stock split, the holdings of all shareholders will automatically be reduced to one-tenth the number of shares which they now hold, without requiring the exchange of their stock certificates or any action on their part. To avoid the existence of fractional shares of our common stock, fractional shares which would otherwise result from the reverse stock split will be rounded up to the nearest whole share in lieu of such fractional shares.

The Corporation’s common stock is traded on the NASDAQ Global Market under the symbol “FTBK.”

NO SHAREHOLDER VOTE, CONSENT OR APPROVAL OF THE TRANSACTION IS REQUIRED UNDER WASHINGTON LAW.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Purpose

As previously reported, Frontier Financial Corporation received a notice from The NASDAQ Stock Market on September 15, 2009, stating that the minimum bid price of the Corporation’s common stock was below $1.00 per share for thirty consecutive business days and that the Corporation was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5450.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. Our Board of Directors believes that increasing the per share trading price of our common stock will help ensure the price is increased above, and remains above, the $1.00 bid price required by the NASDAQ listing standard. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the reverse stock split will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements.  Moreover, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

For the purpose of identifying a recent reverse stock split, the Corporation’s trading symbol will be temporarily changed from “FTBK” to “FTBKD” for a period of twenty trading days beginning November 25, 2009. The Corporation’s trading symbol is expected to revert to FTBK on December 24, 2009.

At the close of business on November 24, 2009, we had 47,131,853 shares of common stock issued and outstanding. The actual number of shares outstanding after giving effect to the reverse stock split will be one-tenth, or 4,713,185. We do not expect the reverse stock split itself to have any economic effect on our shareholders or option holders, awards holders or rights holders.

The closing bid price of our common stock has not been at or above $1.00 share from October 1, 2009, through November 24, 2009. On November 24, 2009, the closing bid price of our common stock was $0.52.

Our Board of Directors believes that increasing the per share trading price of our common stock will help ensure the price is increased above, and remains above, the $1.00 bid price required by the NASDAQ listing standard. In addition to bringing the price of our common stock back above $1.00, we also believe that the reverse stock split may make our common stock more attractive to a broader range of institutional and other investors, as the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The principal effect of the reverse stock split will be to proportionately decrease the number of outstanding shares of our common stock based on the one-for-ten reverse stock split ratio. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NASDAQ Global Select Market.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares by rounding them up to the nearest whole share, as described below. For example, a holder of 5% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 5% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of shareholders of record will not be affected by the reverse stock split. If approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

No Shareholder Vote Required

In accordance with RCW 23B.10.020, amendments to the Articles of Incorporation effecting a reverse split may be adopted by the Board of Directors without shareholder action or vote.

Effect on Stock Incentive Plans, Options, Awards and Rights

The number of shares of common stock reserved for issuance under the Corporation’s 2006 Stock Incentive Plan and the 1999 Incentive Stock Option Plan will be reduced proportionately based upon the one-for-ten reverse split ratio. In addition, the number of shares issuable upon exercise of outstanding options, restricted stock awards and stock appreciation rights will be decreased proportionately and the exercise price for such options will be increased proportionately based upon the one-for-ten reverse split ratio.

Stock Certificates

Until surrendered and exchanged for new certificate(s), a shareholder’s existing stock certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. If the number of shares of post-split common stock for any shareholder includes a fraction, such fractional shares will be rounded up to the nearest whole share. Ownership percentages are not expected to change meaningfully as a result of rounding up fractional shares that result from the exchange. Similarly, no fractional shares will be issued on the exercise of outstanding stock options, awards or rights, except as otherwise expressly specified in the documents governing such options or rights.

New CUSIP Number

A new CUSIP number will be issued for the new common stock and the CUSIP for the underlying common stock will be suspended. Accordingly, any new stock certificates which are issued representing the post-reverse stock split shares will bear a new CUSIP number.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares of common stock were, and the post-reverse stock split shares of common stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the Commission’s Internet Website (http://www.sec.gov).

Any shareholder wishing to communicate with the Corporation’s Board of Directors should send its communication to the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98213.

Electronic Availability of Information Statement

This Information Statement and other information about the reverse stock split are available electronically on our website at www.frontierbank.com.